                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2001 relating to the financial statements and financial statement schedule of Virage Logic Corporation, which appear in Virage Logic Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 17, 2002